UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2017

Carsmartt, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-150820	81-4837535
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

228 Hamilton Ave.

Palo Alto CA 94301

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (650)-460-7416

Sports Supplement Group,Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The response to this item is included in Item 2.01 below and is incorporated herein by this reference with respect to the acquisition transaction.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Carsmartt, Inc., acquires Mining Boys Inc.

The Acquisition transaction was completed on April 16, 2018. Mining Boys is a Company involved in the Mining operation of Bitcoin with the first Retail Store in USA selling from Computer Miners, hardware wallets, gadgets and t-shirts! Mining Boys also manage a large warehouse in Georgia State where it offers Hosting Services to clients, charging monthly fees including electricity costs.

The control person and founder of Mining Boys is Vito Visconti, the CarSmartt, Inc. COO. Carsmartt entered into an Agreement to acquire Mining Boys, Inc., a Florida corporation, with The Joker Group, Inc., a Florida corporation, who owns 100% of Mining Boys, Inc. CarSmartt, Inc., agreed to pay The Joker Group, Inc. Three Hundred Million (300,000,000) shares of its Common Stock for 100% of the common stock, inventory and intellectual property of Mining Boys, Inc. The current authorized, but unissued, shareholder, The Joker Group, Inc., does herein agree it’s One Million (1,000,000) shares will be issued directly to CarSmartt, Inc.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 25, 2017 the following individuals were appointed as directors of the corporation, and to the following officer positions:

Roy Capasso	President
Diego Viscont	Treasurer
Vito Visconti	Secretary

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement dated April 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 17, 2018

CARSMARTT, INC.

By:	/s/ Vito Visconti
Name: Vito Visconti
Title: Secretary

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